BYLAWS

OF

SUN MICROSYSTEMS, INC.

(As adopted on December 14, 1990 and last amended on August 27, 2008)

ARTICLE I

CORPORATE OFFICES

1.1 REGISTERED OFFICE

(a) The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2 OTHER OFFICES

(a) The board of directors may at any time establish other offices at any place or places as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

2.1 PLACE OF MEETINGS

(a) Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the "DGCL"). In the absence of any such designation or determination, stockholders' meetings shall be held at the registered office of the corporation.

2.2 ANNUAL MEETING

(a) The annual meeting of the stockholders of this corporation shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3 SPECIAL MEETING

(a) A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the chief executive officer of the corporation, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

(b) If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing to the secretary of the corporation and shall set forth (a) if such person or persons propose to nominate a person for election or reelection as a director at such meeting, the information set forth in Section 2.4(b)(iii) of these Bylaws, (b) if any other business is proposed to be taken at the meeting, a brief description of such business, the reasons for for conducting such business at the special meeting and the information set forth in Sections 2.4(a)(iii)(B), (C) and (D) of these Bylaws.

(c) Within 20 days after such request is received, the corporation's secretary shall determine whether or not such request is valid and conforms to the requirements of this Section 2.3. If the secretary so determines, the board of directors shall have the sole authority to fix the place, date and hour of such meeting, which date shall be not less than 60 nor more than 90 days after the secretary's determination, and the corporation's secretary shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.5 and 2.6. Nothing contained in this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

(d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the procedures set forth in Section 2.4(c). In addition, business proposed to be brought by such stockholder may not be brought before any special meeting if a stockholder or Stockholder Associated Person (as defined in Section 2.4(a)(iii)) of such stockholder, as applicable, takes action contrary to the representations made in the Business Solicitation Statement (as defined in Section 2.4(a)(iii)) applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(e) Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if either (i) the board of directors has called or calls for an annual meeting of stockholders to be held within 90 days after the secretary of the corporation receives the request for the special meeting and the board of directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request or (ii) an annual or special meeting that included the business specified in the request (as determined in good faith by the board of directors) was held not more than 90 days before the request to call the special meeting was received by the secretary of the corporation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the secretary of the corporation, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the board of directors, in its discretion, may cancel the special meeting.

(f) This Section 2.3 may not be amended to eliminate the right of one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at a special meeting of stockholders to call such a special meeting of stockholders, unless holders of at least 75% of the shares entitled to vote thereon approve such an amendment.

2.4 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

(a) Advance Notice of Stockholder Business.

(i) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must be brought: (A) pursuant to the corporation's proxy materials with respect to such meeting, (B) by or at the direction of the board of directors or (C) by any stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting, (2) is entitled to vote at the meeting and (3) has timely complied in proper written form with the notice procedures set forth in this Section 2.4(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business (other than business included in the corporation's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor thereto (the "Exchange Act")) before an annual meeting of stockholders.

(ii) To comply with clause (C) of Section 2.4(a)(i) above, a stockholder's notice must set forth all information required under this Section 2.2(a)(ii) and must be timely received by the secretary of the corporation. To be timely, a stockholder's notice must be received by the secretary at the principal executive offices of the corporation not later than the 60th day nor earlier than the 90th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year's annual meeting, then notice by the stockholder to be timely must be so received by the secretary not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described in this Section 2.4(a)(ii). For purposes of these Bylaws "Public Announcement" shall mean disclosure effected in a manner that satisfies the "public disclosure" requirement of Regulation FD.

(iii) To be in proper written form, a stockholder's notice to the secretary shall set forth: (A) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) of such stockholder (1) the name and address, as they appear on the corporation's books, of such stockholder and any Stockholder Associated Person of such stockholder, (2) the class or series and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person of such stockholder and any derivative positions held of record or beneficially owned by the stockholder or any Stockholder Associated Person of such stockholder, (3) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person of such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person of such stockholder has a right to vote any shares of any security of the corporation, (5) any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person of such stockholder with respect to any securities of the corporation, (6) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or any Stockholder Associated Person of such stockholder that are separated or separable from the underlying shares of the corporation, (7) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person of such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (8) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person of such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person's immediate family sharing the same household, and (9) any other information relating to such stockholder and any Stockholder Associated Persons, if any, of such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A of the Exchange Act, (C) as to each matter of business the stockholder intends to bring before the annual meeting (1) any material interest of the stockholder or a Stockholder Associated Person of such stockholder in such business and (2) a description of all agreements, arrangements and understandings between such stockholder or any Stockholder Associated Person, if any, of such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (D) a statement whether either such stockholder or any Stockholder Associated Person of such stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (A) through (D) above, a "Business Solicitation Statement"). In addition, to be in proper written form, a stockholder's notice to the secretary shall be supplemented not later than 10 days following the record date to disclose the information contained in clause (iii)(B) above as of the record date. For purposes of these Bylaws, a "Stockholder Associated Person" of any stockholder shall mean (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the corporation held of record or beneficially owned by such stockholder and (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y).

(iv) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(a). In addition, business proposed to be brought by such stockholder may not be brought before the annual meeting if such stockholder or Stockholder Associated Person of such stockholder, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted.

(b) Advance Notice of Director Nominations at Annual Meetings.

(i) Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(b) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting, (2) is entitled to vote at the meeting and (3) has complied with the notice procedures set forth in this Section 2.4(b). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(ii) To comply with clause (B) of Section 2.4(b)(i) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(b) and must be received by the secretary of the corporation at the principal executive offices of the corporation within the time periods set forth in Section 2.4(a)(ii) above.

(iii) To be in proper written form, such stockholder's notice shall set forth:

(A) as to each person (a "nominee") whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the information set forth in Section 2.4(a)(iii)(B) (except that references to "stockholder" in such paragraph shall instead refer to the nominee for purposes of this paragraph), (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any Stockholder Associated Person, if any, of such stockholder and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant, (5) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (6) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, (7) a written statement executed by the nominee agreeing that the nominee will comply, if elected as a director of the corporation, with all applicable publicly disclosed standards of business conduct, corporate governance guidelines and other corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation and (8) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(B) as to such stockholder giving notice, (1) the information required to be provided pursuant to Section 2.4(a)(iii)(B) above, and (2) a statement whether either such stockholder or Stockholder Associated Person of such stockholder will deliver a proxy statement and form of proxy to holders of a number of the corporation's voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (1) and (2) above, a "Nominee Solicitation Statement").

(c) Advance Notice of Director Nominations at Special Meetings. For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election or re-election to the board of directors may be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting, (B) is entitled to vote at the meeting and (C) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.4(b)(iii) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of (i) the 60th day prior to such special meeting, or (ii) the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

(d) Additional Information. At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder's notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person's nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder's nomination shall not be considered in proper form pursuant to Section 2.4(b) or 2.4(c).

(e) Eligibility. Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual or special meeting of stockholders unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the provisions set forth in Section 2.4(b) or 2.4(c). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, of such stockholder takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual or special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

(f) Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any right of a stockholder to request inclusion of proposals in, nor the right of the corporation to omit a proposal from, the corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

2.5 NOTICE OF STOCKHOLDERS' MEETINGS

(a) All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the certificate of incorporation of the corporation). The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

(a) Notice of any meeting of stockholders shall be given:

      if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the corporation's records; or

      if electronically transmitted, as provided in Section 10.2 of these bylaws.

(b) An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the "householding" rules set forth in Rule 14a-3(e) under the Exchange Act.

2.7 QUORUM

(a) At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes entitled to take action with respect to that vote on that matter, present in person or by proxy, shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8 ADJOURNED MEETING; NOTICE

(a) When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9 CONDUCT OF BUSINESS

(a) Such person as the board of directors may have designated or, in the absence of such a person, the chairman of the board, the chief executive officer or, in their absence, any officer of the corporation, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints. The board of directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting, to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (5) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.10 WAIVER OF NOTICE

(a) Whenever notice is required to be given under any provision of the DGCL or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

(a) Any action required or able to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation at its registered office in Delaware, its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in the first paragraph of this section.

(c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action.

(b) If the board of directors does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall neither precede nor be more than ten days after the date upon which such resolution is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten days after the date on which such noticed is received, adopt a resolution fixing the record date.

(d) If the board of directors has not fixed a record date within such time, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed in the first paragraph of Section 2.10 of these bylaws. If the board of directors has not fixed a record date within such time and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

(e) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.13 VOTING

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b) Each stockholder shall have one (1) vote for every share of stock entitled to vote that is registered in his or her name on the record date for the meeting (as determined in accordance with Section 2.12 of these bylaws), except as otherwise provided herein or required by law.

(c) At a stockholders' meeting at which directors are to be elected, each stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) if the candidates' names have been properly placed in nomination (in accordance with these bylaws) prior to commencement of the voting and the stockholder requesting cumulative voting has given notice prior to commencement of the voting of the stockholder's intention to cumulate votes. If cumulative voting is properly requested, each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder's shares of stock multiplied by the number of directors to be elected by such holder, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as such holder may see fit.

(d) Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Except as otherwise required by law, the certificate of incorporation or these bylaws, all action taken by holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.

2.14 PROXIES

(a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written or electronic proxy, filed in accordance with the procedure established for the meeting or taking of action in writing, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.14 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. An electronic proxy (which may be transmitted via telephone, e-mail, the Internet or such other electronic means as the board of directors may determine from time to time) shall be deemed executed if the corporation receives an appropriate electronic transmission from the stockholder or the stockholder's attorney-in-fact along with a pass code or other identifier which reasonably establishes the stockholder or the stockholder's attorney-in-fact as the sender of such transmission. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the DGCL.

2.15 LIST OF STOCKHOLDERS ENTITLED TO VOTE

(a) The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.16 INSPECTORS OF ELECTION

(a) The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

ARTICLE III

DIRECTORS

3.1 POWERS

(a) Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2 NUMBER OF DIRECTORS

(a) The number of directors of the corporation shall be no less than 6 or more than 11. The exact number of directors shall be 11, until changed, within the limits specified above, by a resolution duly adopted by the board of directors. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by an adopted amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of the stockholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated number of directors minus one.

(b) No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

(a) Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. The stockholders shall elect directors by a majority of the votes cast; provided, however, that the directors shall be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors at any meeting for which (i) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.4 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the 20th day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders. For the purposes of this Section 3.3, a majority of the votes cast means that the number of shares entitled to vote on the election of directors and represented in person or by proxy at such meeting casting their vote "for" a director must exceed the number of such votes "against" that director. If a nominee for director does not receive a majority of the votes cast at a meeting of stockholders for the election of directors, the Corporate Governance and Nominating Committee shall then make a recommendation to the board of directors as to whether to accept such director's resignation as previously tendered pursuant to the corporation's Corporate Governance Guidelines. Thereafter, the board of directors will act on the Corporate Governance and Nominating Committee's recommendation. Within 90 days from the date the election results are certified, the corporation will publicly disclose the board of directors' decision and rationale, and, if applicable, the fact that such resignation was accepted by the board of directors.

(b) Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

(c) Nominations for election to the board of directors of the corporation at an annual meeting of stockholders may be made by the board of directors or on behalf of the board of directors by a nominating committee appointed by the board of directors, or by any stockholder of the corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the board of directors, shall be made pursuant to the requirements set forth in Section 2.4 of these Bylaws.

(d) The chairman of the annual meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure. If such determination and declaration is made, the defective nomination shall be disregarded.

3.4 RESIGNATION AND VACANCIES

(a) Any director may resign at any time upon written notice to the attention of the secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, only a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

(b) Unless otherwise provided in the certificate of incorporation or these bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled only by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(c) If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

(d) If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

(a) The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

(b) Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person.

3.6 REGULAR MEETINGS

(a) Regular meetings of the board of directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required.

3.7 SPECIAL MEETINGS; NOTICE

(a) Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer of the corporation, or by one-third of the directors then in office (rounded up to the nearest whole number) and shall be held at a place, on a date and at a time as such person or persons shall fix. Notice of the place, date and time of special meetings, unless waived, shall be given to each director by mailing written notice not less than two (2) days before the meeting or by sending an electronic transmission (as defined in Section 10.3 of these bylaws) of the same not less than two hours before the time of the holding of the meeting. If the circumstances warrant, notice may also be given personally or by telephone not less than two hours before the time of the holding of the meeting. Oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8 QUORUM

(a) At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9 WAIVER OF NOTICE

(a) Whenever notice is required to be given under any provision of the DGCL or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.10 CONDUCT OF BUSINESS

(a) At any meeting of the board of directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

3.11 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

(a) Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by means of electronic transmission and the writings or reproductions of the electronic transmissions are filed with the minutes of proceedings of the board or committee.

3.12 FEES AND COMPENSATION OF DIRECTORS

(a) Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.13 APPROVAL OF LOANS TO OFFICERS

(a) The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.14 REMOVAL OF DIRECTORS

(a) Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors.

(a) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

3.15 EMERGENCY BYLAWS

(a) In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee of the board of directors cannot readily be convened for action, then the director or directors in attendance at a meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the board of directors as they shall deem necessary and appropriate.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS

(a) The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the DGCL, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, a supplemental resolution of the board of directors, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

4.2 COMMITTEE MINUTES

(a) Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3 MEETINGS AND ACTION OF COMMITTEES

(a) Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.11 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

5.1 OFFICERS DESIGNATED

(a) The officers of the corporation elected by the board of directors shall be a chairman of the board of directors, a chief executive officer, a president, a secretary, a chief financial officer and such other officers as the board of directors may deem appropriate. The corporation may also have one or more vice presidents, assistant secretaries, assistant treasurers or other officers, who shall also be officers of the corporation (each, an "Appointed Officer") and who shall be appointed by the chairman of the board or the chief executive officer. Any number of offices may be held by the same person.

5.2 REMOVAL AND RESIGNATION OF OFFICERS

(a) All officers shall hold office at the pleasure of the board of directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected by the board of directors may be removed at any time by the board of directors. Any Appointed Officer may be removed at any time by the board of directors, the chairman of the board or the chief executive officer. Nothing in these bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

(b) Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.3 VACANCIES IN OFFICES

(a) If the office of any elected officer becomes vacant for any reason, the vacancy may be left vacant or be filled by the board of directors. If the office of any Appointed Officer becomes vacant for any reason, the vacancy may be left vacant or be filled by the chairman of the board or the chief executive officer.

5.4 CHAIRMAN OF THE BOARD

(a) The chairman of the board shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned by the board of directors or as may be prescribed by these bylaws.

5.5 CHIEF EXECUTIVE OFFICER

(a) Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, the chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. The chief executive officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

5.6 PRESIDENT

(a) Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board or the chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the corporation. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

5.7 VICE PRESIDENTS

(a) In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president and chief executive officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president, chief executive officer or the chairman of the board.

5.8 SECRETARY

(a) The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.9 CHIEF FINANCIAL OFFICER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

(a) The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer, president and directors, whenever they request it, an account of all transactions and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

5.10 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

(a) The chairman of the board, any officer of this corporation, or any other person designated by the board of directors, shall be authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.11 AUTHORITY AND DUTIES OF OFFICERS

(a) In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE VI

INDEMNITY

6.1 THIRD PARTY ACTIONS

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or that he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, including without limitation any subsidiary of the corporation (collectively, an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

6.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Agent against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

6.3 SUCCESSFUL DEFENSE

(a) To the extent that an Agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

6.4 DETERMINATION OF CONDUCT

(a) Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the Agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 6.l and 6.2. Such determination shall be made (1) by the board of directors or the executive committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

6.5 PAYMENT OF EXPENSES IN ADVANCE

(a) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article VI.

6.6 INDEMNITY NOT EXCLUSIVE

(a) The indemnification and advancement of expenses provided or granted pursuant to the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

6.7 INSURANCE INDEMNIFICATION

(a) The corporation shall have the power to purchase and maintain on behalf any person who is or was an Agent insurance against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

6.8 THE CORPORATION

(a) For purposes of this Article VI, references to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

6.9 EMPLOYEE BENEFIT PLANS

(a) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

6.10 INDEMNITY FUND

(a) Upon resolution passed by the board, the corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article VI and/or agreements which may be entered into between the corporation and its officers and directors from time to time.

6.11 INDEMNIFICATION OF OTHER PERSONS

(a) The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not an Agent, but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise. The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the DGCL. The corporation shall indemnify an employee, trustee or other agent where required by law.

6.12 SAVINGS CLAUSE

(a) If this Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent against expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law.

6.13 CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

(a) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS

(a) The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number of class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

(b) Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2 INSPECTION BY DIRECTORS

(a) Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VIII

GENERAL MATTERS

8.1 CHECKS

(a) All checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation shall be signed by such officer or officers, or agent or agents, as from time to time may be designated by the board of directors or by such officers of the corporation as may be designated by the board to make such designation, and only the persons so authorized shall sign or endorse those instruments.

8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

(a) The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 STOCK CERTIFICATES; PARTLY PAID SHARES

(a) Certificates for the shares of stock of the corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the secretary or an assistant secretary, and if so issued shall be in such form as is consistent with the certificate of incorporation and applicable law. Any such certificate shall be signed by, or in the name of the corporation by, the chairman of or vice-chairman of the board of directors, or the secretary or an assistant secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

(b) The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case or uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4 SPECIAL DESIGNATION ON CERTIFICATES

(a) If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 LOST CERTIFICATES

(a) The board of directors or the secretary or an assistant secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors or the secretary or an assistant secretary may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the corporation in such manner as it shall require and/or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed..

8.6 CONSTRUCTION; DEFINITIONS

(a) Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

8.7 DIVIDENDS

(a) The directors of the corporation, subject to any restrictions contained in (i) the DGCL or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

(b) The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8 FISCAL YEAR

(a) The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9 SEAL

(a) The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.10 TRANSFER OF STOCK

(a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11 STOCK TRANSFER AGREEMENTS

(a) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

8.12 REGISTERED STOCKHOLDERS

(a) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its hooks as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

AMENDMENTS

(a) Any of these bylaws may be altered, amended or repealed by the affirmative vote of a majority of the board of directors or, with respect to bylaw amendments placed before the stockholders for approval and except as otherwise provided herein or required by law, by the affirmative vote of the holders of 75% of the shares of the corporation's stock entitled to vote in the election of directors, voting as one class.

ARTICLE X

NOTICES

10.1 GENERAL

(a) Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery, by mail, postage paid, by facsimile transmission or by electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such stockholder's last known address as it appears on the books of the corporation. The time when such notice shall be deemed received, if hand delivered, or dispatched, if sent by mail or facsimile or electronic transmission, shall be the time of the giving of the notice.

10.2 NOTICE BY ELECTRONIC TRANSMISSION

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

      the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

      such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

    if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

    if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

    if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

    if by any other form of electronic transmission, when directed to the stockholder.

(b) An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

10.3 DEFINITION OF ELECTRONIC TRANSMISSION

(a) An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including without limitation any facsimile transmission or communication by electronic mail.

10.4 INAPPLICABILITY

(a) Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.